Exhibit 99.1

DiamondRock Hospitality Company 6903 Rockledge Drive Bethesda, MD 20817 (240) 744-1150

NEWS
CONTACT:	Christopher King (240) 744-1150 info@drhc.com
DIAMONDROCK REPORTS PRELIMINARY FIRST QUARTER REVPAR AND EBITDA RESULTS
BETHESDA, MD — April 13, 2009 — DiamondRock Hospitality Company (“DiamondRock”) (NYSE:DRH) today announced preliminary RevPAR and EBITDA results for the fiscal quarter ended March 27, 2009.
The projected financial information for the fiscal quarter ended March 27, 2009, specifically, EBITDA and the related reconciliation to projected net income, has been derived from DiamondRock’s unaudited financial statements. DiamondRock’s unaudited financial statements for the fiscal quarter ended March 27, 2009 are preliminary operating results and are derived from preliminary hotel operations and corporate level expenses. These financial statements are subject to normal and recurring adjustments that may arise during the financial statement closing process and quarterly review. Revenue per available room, or RevPAR, is an operating statistic used by DiamondRock to measure the operating performance of its hotels against comparable prior year periods. While DiamondRock has not finalized its quarterly financial statements or closing process, it currently expects to report the following for the first fiscal quarter of 2009.
•	RevPAR: DiamondRock’s same-store revenue per available room, or RevPAR, is expected to be approximately $98.80, which is a decrease of 16.5 percent compared to the first fiscal quarter in 2008.

•	EBITDA: DiamondRock’s EBITDA is expected to be between $17.5 million and $19.5 million, compared to EBITDA of $28.8 million in the first quarter of 2008. DiamondRock’s EBITDA was reduced $1.4 million from the impact of non-cash ground rent and non-cash amortization of unfavorable contract liabilities for each of the fiscal quarters ended March 27, 2009 and March 21, 2008.
The comparisons of the 2009 first fiscal quarter to the 2008 first fiscal quarter are positively impacted by disruption from the renovation of the Chicago Marriott, which was ongoing during the first fiscal quarter in 2008. Excluding the Chicago Marriott from DiamondRock's 2009 and 2008 first fiscal quarters would increase DiamondRock’s 2009 RevPAR contraction from the comparable period of 2008 by approximately 2.4%.
In addition, during the first fiscal quarter, DiamondRock repaid approximately $5.0 million of debt outstanding under its credit facility. At the end of its first fiscal quarter in 2009, DiamondRock had $52 million outstanding on its credit facility.
           Update on Near-Term Debt Maturities
DiamondRock has a limited amount of debt with near-term maturities and believes it can refinance or repay all of such debt. Over 80% of DiamondRock’s debt matures in 2015 or later. DiamondRock expects that it will be able to either refinance or repay the approximately $68 million of debt coming due in 2009 and early 2010 with a combination of cash flow from operations, proceeds from refinancing the mortgage debt on the existing mortgaged hotels or incurring new mortgage debt on one or more of its unencumbered hotels. If efficient mortgage debt is unavailable, DiamondRock has the ability to repay the 2009 and 2010 debt maturities with borrowings under its $200 million senior unsecured credit facility, which had approximately $143 million available as of December 31, 2008.
           Possible Refinancing
DiamondRock has a $40.2 million mortgage payment coming due on the Courtyard Manhattan/Midtown East on December 11, 2009. DiamondRock recently commenced preliminary discussions with a lender who indicated an interest in providing up to $43 million of mortgage debt with a term of 5 years on the hotel. However, there can be no assurances that this lender will lend DiamondRock any money or that the terms of this loan will be satisfactory to DiamondRock, as DiamondRock has not yet agreed with the lender on a term sheet, a loan commitment or definitive documentation nor has it locked the interest rate on the potential loan. Moreover, at present, the lender has performed very limited due diligence on the hotel. DiamondRock expects the lender’s due diligence to include, among other things, finalizing the lender’s projections of future hotel cash flows, obtaining a satisfactory appraisal of the hotel, hiring an engineer to examine the condition of the hotel as well as DiamondRock’s compliance with all environmental laws. In addition, the lender will engage lawyers to review all material contracts at the hotel, as well as DiamondRock’s title to the hotel and compliance with zoning and permitting requirements. DiamondRock anticipates that the definitive documentation will provide that once the lender has completed its due diligence, the lender will have the right to decide, in its sole discretion, whether or not to fund the loan. In addition, the lender will have no obligation to fund the loan if, at the time of closing of the loan, the lender believes that there has been a material adverse change in future cash flows at the hotel. In the event that the lender decides not to fund the loan, DiamondRock expects to be able to refinance the existing mortgage with a combination of cash flow from operations, proceeds from incurring mortgage debt on one or more of our unencumbered hotels or, if efficient mortgage loan debt is not available, a draw on its credit facility.

           Update on Hotel Sales
DiamondRock recently announced that it was considering the sale of one or more of its hotels and had engaged two brokers to market eleven of its hotels. While a number of prospective buyers have toured DiamondRock’s hotels and some have submitted bids, to date, DiamondRock has not received any bids that it considers attractive compared to its internal valuation. DiamondRock nevertheless continues to evaluate this process.
           Non-GAAP Financial Measure
DiamondRock presents EBITDA, which is a non-GAAP financial measure, that it believes is useful to investors as key measures of its operating performance. DiamondRock cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate EBITDA in the same manner. EBITDA should not be considered as an alternative measure of DiamondRock's net income (loss), operating performance, cash flow or liquidity. EBITDA may include funds that may not be available for DiamondRock’s discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although DiamondRock believes that EBITDA can enhance your understanding of its results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm DiamondRock’s cash flow. Under this section, as required, DiamondRock includes a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss).
EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. DiamondRock believes it is a useful financial performance measure for it and for its stockholders and is a complement to net income and other financial performance measures provided in accordance with GAAP. DiamondRock uses EBITDA to measure the financial performance of its operating hotels because it excludes expenses such as depreciation and amortization, taxes and interest expense, which are not indicative of operating performance. By excluding interest expense, EBITDA measures DiamondRock’s financial performance irrespective of its capital structure or how it finances its properties and operations. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on a variety of factors unrelated to the hotels’ financial performance, DiamondRock can more accurately assess the financial performance of its hotels. Under GAAP, hotels are recorded at historical cost at the time of acquisition and are depreciated on a straight-line basis. By excluding depreciation and amortization, DiamondRock believes EBITDA provides a basis for measuring the financial performance of hotels unrelated to historical cost. However, because EBITDA excludes depreciation and amortization, it does not measure the capital DiamondRock requires to maintain or preserve its fixed assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest DiamondRock pays on outstanding debt nor does it show trends in interest costs due to changes in its borrowings or changes in interest rates. Because DiamondRock uses EBITDA to evaluate its financial performance, DiamondRock reconciles it to net income (loss) which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. The following is a reconciliation between net (loss) income and EBITDA (unaudited in thousands):

	Fiscal Quarter Ended		Fiscal Quarter Ended
	March 27, 2009		March 21, 2008
	(Projected)		(Historical)

	Low End	High End
Net (loss) income (1)	$(8,000)	$(5,500)	$5,177
Interest expense	12,000	11,500	10,695
Income tax benefit	(6,500)	(5,500)	(3,723)
Depreciation and amortization	20,000	19,000	16,687

EBITDA	$17,500	$19,500	$28,836

(1)	DiamondRock’s EBITDA and net (loss) income was reduced $1.4 million for the impact of non-cash ground rent and non-cash amortization of unfavorable contract liabilities for each of the fiscal quarters ended March 27, 2009 and March 21, 2008.
About DiamondRock Hospitality Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with 9,600 rooms. For further information, please visit DiamondRock’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in preliminary first quarter results that may arise during the financial statement closing process and quarterly review; the ability to refinance the mortgage on the Courtyard Manhattan/Midtown East; national and local economic and business conditions that will affect occupancy rates at its hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of its indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; its ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; its ability to complete planned renovation on budget; its ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; its ability to complete acquisitions; its ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and its ability to continue to satisfy complex rules in order for DiamondRock to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with its business described from time to time in its filings with the Securities and Exchange Commission. Although DiamondRock believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and DiamondRock undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.